                                                                    EXHIBIT 10.1


                  AMENDED AND RESTATED COOPERATION AGREEMENT
                  ------------------------------------------


     This Amended and Restated Cooperation Agreement (the "Agreement") is
                                                           ---------
made this 30/th/ day of September, 1999 (the "Effective Date") by and between
                                              --------------
Software AG ("SAG"), a German corporation, with its principal place of business
              ---
in Darmstadt, Germany, SAGA SOFTWARE, Inc. ("SAGA"), a Virginia corporation,
                                             ----
with its principal place of business in Reston, Virginia, USA, and SAGA SYSTEMS, Inc. ("SAGSI"), a Delaware corporation with its principal place of
                -----
business in Reston, Virginia, USA. SAGSI is made a party to this Agreement solely for purposes of Sections 11.3, 11.4 and 14.9 hereof.

     WHEREAS, SAG and SAGA are parties to that certain Cooperation Agreement dated March 31, 1997 (the "Original Effective Date"), as amended by
                           -----------------------
that certain Amendment to Cooperation Agreement between SAG and SAGA dated October 23, 1997 (the "Original Agreement");
                       ------------------

     WHEREAS, the parties desire to modify their relationship by replacing the Original Agreement in its entirety with this Agreement, effective upon execution hereof; and

     WHEREAS, the parties wish to expand their respective distribution channels, permitting each company to focus on differing enterprise market segments;

     NOW THEREFORE, in consideration of the mutual promises contained herein, the Original Agreement is hereby amended and restated in its entirety to read as follows:

1.   Definitions
     -----------

        1.1.   "Additional SAG Products" means any Product, technology,
                -----------------------
service, or software program SAG or any of its Affiliates may at any time possess and offer for sale, lease or licensing or otherwise provide to third parties, directly or indirectly, excluding (1) the Core SAG Products, (2) the Entire-X Product, (3) the Bolero Product, (4) the Tamino Product, and (5) Future SAG DBMS and Software Development Tools.

        1.2.   "Affiliate," with respect to a party, means any corporation or
                ---------
other entity or person that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, such party.

        1.3.   "Bolero Product" means SAG's Bolero Product, and any Derivatives
                --------------
thereof.

        1.4.   "Change of Control" means a change of control of a party where,
                -----------------
after the date hereof, any person, together with its Affiliates (i) becomes, directly or indirectly, whether by merger, consolidation, purchase or any other form of acquisition or transfer, the beneficial owner of 50% or more of the combined voting power of such party's then outstanding securities or other equity interests, (ii) otherwise acquires, directly or indirectly, the power to direct, or cause the direction of, the management and policies of such party, whether through the ownership of securities or other interests, by contract or otherwise, or (iii) acquires all or substantially all of the assets of such party.

        1.5.   "Construct Product" means SAGA's Construct Product and any
                -----------------
Derivatives thereof.

        1.6.   "Core SAG Products" means all of the SAG Products listed on
                ------------------
Exhibit B to the Original Agreement, any SAG Products licensed to a customer by
---------
SAGA under the Original Agreement at any time prior to the Effective Date, together with all Derivatives of any of the foregoing, including SAG's Entire family of products, but excluding the Bolero Product, the Tamino Product, the Entire-X Product, the Additional SAG Products and the Future SAG DBMS and Software Development Tools.

        1.7.   "Derivative," with respect to any SAG Product or any SAGA Product
                ----------
(as applicable in either case, the "Original Product"), means any Product,
                                    ----------------
technology, service, or software program, whether or not marketed under a different name, re-packaged or bundled with other Products or services, that SAG or any of its Affiliates (with respect to the SAG Products) or that SAGA or any of its Affiliates (with respect to SAGA Products), as applicable, may at any time possess and offer for sale, lease or licensing or otherwise make available to any third party, directly or indirectly, which is a revision, correction, patch, adaptation (including versions of a Product intended for different hardware or software platforms), extension, continuation, release, new version, translation or any other work that would constitute a "derivative work" of such Original Product under applicable law.

        1.8.   "Distributing Party" means, with respect to a SAG Product or SAGA
                ------------------
Product, SAGA or SAG, respectively, which is not the Originating Party, but instead acquires rights with respect to the SAG Product or SAGA Product pursuant to this Agreement.

        1.9.   "Distribution Charge" means either (i) an amount paid by a party
                -------------------
to a third party for obtaining from an End User an order for Licensed Products or Maintenance, which order is placed directly to such party, or (ii) the amount retained by a Distributor for the distribution of Licensed Products or the enrollment of End Users for Maintenance, which amount is determined by deducting from the applicable Amounts Invoiced (as defined in Section 6.2.1) any amounts payable to the party that appointed the Distributor.

        1.10.  "Distributor" means any distributor (including, but not limited
                -----------
to, a value-added reseller, subdistributor, Affiliate, consultant, or systems integrator) directly or indirectly appointed by SAG or SAGA to distribute Licensed Products.

        1.11.  "End User" means a person or entity that has the right to use a
                --------
Licensed Product pursuant to an End User Agreement with SAG, SAGA or a Distributor.

2
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        1.12.  "End User Agreement" means an agreement between SAG, SAGA or a
                ------------------
Distributor and an End User, pursuant to which the End User receives the right to use a Licensed Product and/or Maintenance.

        1.13.  "Exclusivity Period" means the period beginning on the Effective
                ------------------
Date and ending on December 31, 2005.

        1.14.  "Existing SAGA Customers" means those persons or entities that
                -----------------------
have an existing license for use of a SAG Product, as listed on Schedule 1
                                                                ----------
hereto, together with all Affiliates of such persons or entities and any successors, assignees or acquirors of all or any substantial part of the businesses of any of the foregoing. Existing SAGA Customers will include entities that become Affiliates of an Existing SAGA Customer as a result of a merger, acquisition, or similar transaction during the Exclusivity Period, but will not include any entity that becomes an Affiliate of an Existing SAGA Customer after expiration of the Exclusivity Period.

        1.15.  "Entire-X Product" means SAG's Entire-X Product and any
                ----------------
Derivative thereof.

        1.16.  "First Level Support" means any technical support given by SAG or
                -------------------
SAGA in response to an End User's request for Maintenance, which technical support does not reasonably require access to or use of the Source Code for the relevant Licensed Products.

        1.17.  "Future SAG DBMS and Software Development Tools" means any DBMS
                ----------------------------------------------
or Software Development Tool that SAG or any of its Affiliates may at any time possess and offer for sale, lease or licensing or otherwise provide to third parties, directly or indirectly, excluding (1) the Core SAG Products, (2) the Entire-X Product, (3) the Bolero Product, and (4) the Tamino Product. "DBMS" means software that controls the organization, storage, retrieval, security, and integrity of information or data in a database. DBMS software accepts requests from the application and instructs the operating system to transfer the appropriate data. "Software Development Tool" means a development product for building software applications including add-on modules for a comprehensive development environment including database access interfaces, automatic code generation tools and a data dictionary.

        1.18.  "Licensed Product" means, with respect to either party in its
                ----------------
capacity as an Originating Party, the Products as to which such Originating Party has granted license rights to the Distributing Party pursuant to this Agreement.

        1.19.  "Maintenance" means the provision of reasonable and customary
                -----------
maintenance and technical support services for Licensed Products to End Users, as practiced by the parties prior to the Effective Date, or as subsequently agreed by the parties, including, but not limited to, supplying telephone support, new versions and releases, and periodic fixes and error corrections.

        1.20.  "Non-U.S. Territory" means all the Territory that is not U.S.
                ------------------
Territory.

        1.21.  "Object Code" means the executable computer code related to a
                -----------
Product produced by processing (e.g., compiling, assembling or interpreting) the Source Code.

        1.22.  "OEM Partner" means a company that licenses products or
                -----------
technology to be incorporated in its delivered products or solutions for resale through its sales channels. To be an OEM Partner, the company must add value by requiring the Originating Party to make substantial adjustments or revisions to the Source Code of the product or technology before selling it.

        1.23.  "Originating Party" means, with respect to a SAG Product or SAGA
                -----------------
Product, SAG or SAGA, respectively, which developed the SAG Product or SAGA Product or otherwise caused the SAG Product or SAGA Product to be brought within the scope of this Agreement.

        1.24.  "Product" means either a SAG Product or a SAGA Product, as the
                -------
case might be and as defined in Section 1.25 and Section 1.26 below. Product in the sense of this Agreement shall only mean computer software as software written and designed for general purposes. Application Products, being computer software written and designed to solve a specific End User problem, shall explicitly not be Products in the sense of this Agreement and thus not be covered by the Agreement.

        1.25.  "SAG Product" means any presently existing or future computer
                -----------
software, including, but not limited to, computer programs, parts thereof, documentation therefor and related materials, (i) that a SAG Entity develops or has developed for it, whether through employees or independent contractors and whether alone or with others, (ii) in which a SAG Entity owns or acquires proprietary or license rights (other than under this Agreement), (iii) announced as a product of a SAG Entity (other than by virtue of its being licensed by SAGA under this Agreement), (iv) distributed or offered for distribution by a SAG Entity (other than by virtue of its being licensed by SAGA under this Agreement), or (v) which a SAG Entity has the right to distribute within the Territory, at any time during the term of this Agreement; provided that computer software that is or becomes a SAG Product solely because it is a Third Party Product shall remain a SAG Product only for so long as SAG has the right to grant SAGA rights hereunder with respect to such computer software. For purposes of this Agreement, SAG computer software programs intended for use on different platforms shall be deemed separate SAG Products. The SAG Products shall include, but not be limited to, the products listed in Exhibit B to the Original
                                              ---------
Agreement and any Derivatives of those products.

        1.26.  "SAGA Product" means any presently existing or future computer
                ------------
software, including, but not limited to, computer programs, parts thereof, documentation therefor and related materials, (i) that a SAGA Entity develops or has developed for it, whether through employees or independent contractors and whether alone or with others, (ii) in which a SAGA Entity owns or acquires proprietary or license rights (other than under this Agreement), (iii) announced as a product of a SAGA Entity (other than by virtue of its being licensed by SAG under this Agreement), (iv) distributed or offered for distribution by a SAGA Entity (other than by virtue of its being licensed by SAG under this Agreement), or (v) which a SAGA Entity has the right to distribute outside the Territory, at any time during the term of this Agreement; provided that computer software that is or becomes a SAGA Product solely because it is a Third

Party Product shall remain a SAGA Product only for so long as SAGA has the right to grant SAG rights hereunder with respect to such computer software. For purposes of this Agreement, SAGA computer software programs intended for use on different platforms shall be deemed separate SAGA Products. The SAGA Products shall include, but not be limited to, the products listed in Exhibit C to the
                                                             ---------
Original Agreement and any Derivatives of those products.

        1.27.  "SAG Entity" means SAG, a successor to SAG, or any Affiliate of
                ----------
SAG or any successor to any such Affiliate.

        1.28.  "SAGA Entity" means SAGA, a successor to SAGA, or any Affiliate
                -----------
of SAGA or any successor to any such Affiliate.

        1.29.  "Second Level Support" means any technical support given by SAG
                --------------------
or SAGA in response to an End User's request for Maintenance, which technical support reasonably requires access to or use of the Source Code for the relevant Licensed Products, but which is not Third Level Support.

        1.30.  "Source Code" means the human readable computer programming
                -----------
language code related to a Product.

        1.31.  "Tamino Product" means SAG's Tamino Product and any Derivatives
                --------------
thereof.

        1.32.  "Technical Materials" means all of the Source Code, Object Code,
                -------------------
user documentation and training materials for a Licensed Product, and any other technical documentation prepared by or available to the Originating Party, or any Affiliate of or successor to the Originating Party, in the normal course of its operations related to the relevant Licensed Product, including, but not limited to, flow diagrams, program design documents, programmer work papers, descriptions of data structures, programming conventions and standards.

        1.33.  "Territory" means (i) the geographical area within the western
                ---------
hemisphere that is contained within the boundaries of 30 degrees W longitude through 170 degrees W longitude, excluding Greenland, (ii) the additional countries of Japan and Israel, and (iii) any additional islands in the Pacific that have installations funded by the U.S. government.

        1.34.  "Third Level Support" means any technical support given by SAG or
                -------------------
SAGA in response to an End User's request for Maintenance, which technical support reasonably requires the involvement of the research and development staff of the Originating Party.

        1.35.  "Third Party Product" means a Product developed by or for a third
                -------------------
party other than a party's Affiliate that qualifies as a Product solely by virtue of a limited license or distributorship granted to a SAG Entity or SAGA Entity, whether on an exclusive or nonexclusive basis.

        1.36.  "U.S. Territory" means all fifty of the United States of America,
                --------------
Canada and Mexico.

2.   Rights Granted with Respect to Products
     ---------------------------------------

        2.1. SAG hereby grants to SAGA a perpetual, irrevocable, exclusive license under all of SAG's patents, copyrights, trade secrets and other proprietary and license rights to (i) reproduce, distribute, perform, display, transmit and otherwise use all SAG Products within the Non-U.S. Territory, (ii) adapt SAG Products in Object Code form only, within the Non-U.S. Territory,
(iii) provide Maintenance for SAG Products to End Users within the Non-U.S. Territory, and (iv) authorize others to do the same.

        2.2. SAG hereby grants to SAGA a perpetual, irrevocable, non-exclusive license under all of SAG's patents, copyrights, trade secrets and other proprietary and license rights to (i) reproduce, distribute, perform, display, transmit and otherwise use all Core SAG Products and the Entire-X Product within the U.S. Territory, (ii) adapt Core SAG Products and the Entire-X Product in Object Code form only, within the U.S. Territory, (iii) provide Maintenance for Core SAG Products and the Entire-X Product to End Users within the U.S. Territory, and (iv) authorize others to do the same.

        2.3. SAG hereby grants to SAGA a perpetual, irrevocable, exclusive license under all of SAG's patents, copyrights, trade secrets and other proprietary and license rights to (i) reproduce, distribute, perform, display, transmit and otherwise use the Core SAG Products to or for Existing SAGA Customers within the U.S. Territory, (ii) adapt Core SAG Products in Object Code form only, for Existing SAGA Customers within the U.S. Territory, (iii) provide Maintenance for Core SAG Products to Existing SAGA Customers within the U.S. Territory, and (iv) authorize others to do the same.

        2.4. SAG hereby grants to SAGA an irrevocable, exclusive license under all of SAG's patents, copyrights, trade secrets and other proprietary and license rights to (i) reproduce, distribute, perform, display, transmit and otherwise use the Entire-X Product to or for Existing SAGA Customers within the U.S. Territory, (ii) adapt the Entire-X Product in Object Code form only, for Existing SAGA Customers within the U.S. Territory, (iii) provide Maintenance for the Entire-X Product to Existing SAGA Customers within the U.S. Territory, and
(iv) authorize others to do the same. The exclusive license granted under this
Section 2.4 will terminate on the first to occur of (A) June 30, 2000 or (B) the thirtieth (30/th/) day following the last day of the calendar quarter in which SAGA pays SAG royalties less than $750,000 (but such termination will not affect SAGA's non-exclusive license rights with respect to the Entire-X Product under
Section 2.2).

        2.5. SAG hereby grants to SAGA an irrevocable, perpetual, non-exclusive license under all of SAG's patents, copyrights, trade secrets and other proprietary and license rights to (i) reproduce, distribute, perform, display, transmit and otherwise use the Bolero Product, the Tamino Product and Future SAG DBMS and Software Development Tools to or for

Existing SAGA Customers within the U.S. Territory, (ii) adapt the Bolero Product, the Tamino Product and Future SAG DBMS and Software Development Tools in Object Code form only, for Existing SAGA Customers within the U.S. Territory,
(iii) provide Maintenance for the Bolero Product, the Tamino Product and Future SAG DBMS and Software Development Tools to Existing SAGA Customers within the U.S. Territory, and (iv) authorize others to do the same.

        2.6. SAG hereby grants to SAGA an irrevocable, non-exclusive license under all of SAG's patents, copyrights, trade secrets and other proprietary and license rights to (i) reproduce, distribute, perform, display, transmit and otherwise use the Additional SAG Products to or for Existing SAGA Customers within the U.S. Territory, (ii) adapt the Additional SAG Products, in Object Code form only, for Existing SAGA Customers within the U.S. Territory, (iii) provide Maintenance for the Additional SAG Products to Existing SAGA Customers within the U.S. Territory, and (iv) authorize others to do the same. SAGA's non-exclusive license with respect to an Additional SAG Product under this Section
2.6 will terminate upon expiration of the Exclusivity Period, except that (1) the license rights granted under this Section 2.6 with respect to that product will survive expiration of the Exclusivity Period and will continue for so long as SAGA's annual net revenues with respect to such product (including both license and Maintenance revenues) represent at least 15% of the aggregate annual worldwide net revenue earned by SAG (excluding any amounts payable by SAGA to SAG under this Agreement) and SAGA with respect to such product (including both license and Maintenance revenues), and (2) with respect to any copies of an Additional SAG Product distributed by SAGA pursuant to this Section 2.6 (the "Installed Copies"), SAGA will have an irrevocable, perpetual, non-exclusive license under all of SAG's patents, copyrights, trade secrets and other proprietary and license rights to (A) adapt the Installed Copies, in Object Code form only, (B) provide Maintenance for the Installed Copies, and (C) authorize others to do the same.

        2.7. At any time that SAGA has an exclusive right to market and license any class or type of SAG Product (as applicable at any time, an Exclusive SAG Product") to any customer or type or class of customer (as
---------------------
applicable at any time, an "Exclusive Customer") within any geographic area (as
                            ------------------
applicable at any time, an "Exclusive Territory"), SAG may not, (nor may it
                            -------------------
authorize any third party to) directly or indirectly sell, license, market, distribute, or otherwise provide to such Exclusive Customers within such Exclusive Territory any such Exclusive SAG Product or any Derivative thereof, or any components, technologies, processes or elements contained within any such Exclusive SAG Product, whether independently or embedded in other Products or materials. SAG expressly retains all rights not granted to SAGA under this Agreement with respect to the SAG Products, both within and outside of the Territory.

        2.8. SAGA hereby grants to SAG a perpetual, irrevocable, non-exclusive license under all of SAGA's patents, copyrights, trade secrets and other proprietary and license rights to (i) reproduce, distribute, perform, display, transmit and otherwise use the Construct Product outside the Territory, (ii) adapt the Construct Product in Object Code form only, outside the Territory,
(iii) provide Maintenance for the Construct Product to End Users outside the Territory, and (iv) authorize others to do the same. SAGA expressly retains all rights not granted to SAG under this Agreement with respect to the SAGA Products, both within and outside of the Territory; it being understood and agreed that SAGA is not granting SAG any rights with respect to SagaVista or products acquired from Blue Lobster and Derivatives thereof, anywhere in the world.

        2.9. When SAG or its Affiliate acquires from a third party a license of distributorship with respect to computer software that thereby becomes an Additional SAG Product or Future SAG DBMS or Software Development Tool, then, notwithstanding the other provisions of this Agreement, SAGA's rights hereunder with respect to such Additional SAG Product or Future SAG DBMS or Software Development Tool shall be subject to the terms of the agreement between SAG or its Affiliate and a third party pursuant to which the Additional SAG Product or Future SAG DBMS or Software Development Tool becomes subject to this Agreement. SAG shall permit SAGA to have the full rights contemplated by Sections 2.1 and
2.5 or 2.6, as the case may be. SAGA shall have the rights granted in Sections
2.1 and 2.5 or 2.6, as the case may be, and have the obligations arising under this Agreement, with respect to such Additional SAG Product or Future SAG DBMS or Software Development Tool to the maximum extent consistent with SAG's or its Affiliate's agreements with the third party. Thus, for example, and not as a limitation, if SAG is a nonexclusive distributor of such Additional SAG Product, SAGA shall, to the maximum extent consistent with the agreement appointing SAG as a distributor, have a subdistributorship in the relevant geographic area. In any such case, SAG shall inform SAGA of its rights and obligations as a sublicensee or subdistributor under the agreements between SAG or its Affiliate and the third party, and SAGA shall comply with such obligations.

        2.10. A Distributing Party shall distribute, and cause its Distributors to distribute, the Licensed Products only pursuant to written End User Agreements that contain provisions protecting the intellectual property rights of the Originating Party that conform to local law and reasonable and customary business practice.

        2.11. A Distributing Party shall distribute, and cause its Distributors to distribute, Licensed Products in Object Code form only, except to the extent that the Originating Party distributes, or otherwise permits the distribution of, the Source Code for a Licensed Product to third parties.

        2.12. Each party, in its capacity as Distributing Party, may, effective upon the giving of written notice to the Originating Party, relinquish and terminate (a) its exclusive rights with respect to any Licensed Products as to which it has exclusive rights, in which case such exclusive rights shall terminate and non-exclusive rights shall continue, or (b) its non-exclusive rights with respect to any Licensed Products, in which case all such license rights to such Licensed Products shall terminate.

3.   Cooperation and Technical Assistance
     ------------------------------------

        3.1. Each party, in its capacity as an Originating Party, shall provide the Distributing Party prompt, full and unfettered access to Technical Materials in its possession with respect to its Licensed Products, including copies of the complete Source Code and Object Code for such Licensed Products, a reasonable number of copies of any user documentation for such Licensed Products, and significant existing Technical Materials relating to such Licensed

Products, except that in the case of a Third Party Product, such items only shall be provided to the extent legally permitted under any applicable agreement between the Originating Party and the third party proprietor of the Third Party Product. Thereafter, an Originating Party shall provide such Technical Materials relating to a Product to the Distributing Party when requested by the Distributing Party or when such Originating Party determines that doing so would materially enhance the Distributing Party's ability to develop, market, distribute or provide Maintenance, except that in the case of a Third Party Product, such Technical Materials only shall be provided to the extent legally permitted under any applicable agreement between the Originating Party and the third party proprietor of the Third Party Product. The Originating Party shall make such materials available initially, when a Licensed Product initially becomes available, and from time to time thereafter at the Distributing Party's request.

        3.2. Each party, in its capacity as an Originating Party, hereby grants the Distributing Party a license (co-extensive and co-terminous with such Distributing Party's license rights to the applicable Licensed Product) under all of the licensor's patents, copyrights, trade secrets and other proprietary rights to (i) reproduce, distribute, perform, display, transmit and otherwise use the Technical Materials applicable to such Licensed Products (in any case, the "Licensed Technical Materials"), (ii) adapt the Licensed Technical
     ----------------------------
Materials other than the Source Code for Licensed Products, and (iii) authorize others to do the same to the extent that doing so is reasonably required in the performance of their work on behalf of the Distributing Party. A Distributing Party may use the Licensed Technical Materials only for lawful purposes and to the extent of its license rights to the applicable Licensed Product for the purpose of developing markets for such Licensed Product and Maintenance. Such use may include, but is not limited to, development of new interfaces and add-on Licensed Products; adding ports to other platforms; and making performance improvements. Each party shall maintain the confidentiality of Licensed Technical Materials of the other party as provided in Article 10. Each party shall take reasonable and customary measures to assure that its employees, agents, independent contractors and Distributors appropriately protect Licensed Technical Materials of the other party, which in no event shall be less rigorous than the measures that such first party takes to protect its own similar Technical Materials.

        3.3. To provide accountability for Licensed Technical Materials that either party deems particularly sensitive, but without affecting the parties' rights and obligations with respect to such Licensed Technical Materials, (i) a party providing Licensed Technical Materials to the other party may require the other party to sign a receipt therefor in the form of Exhibit D, and (ii) a
                                                      ---------
party receiving Licensed Technical Materials from the other party may require the other party to sign a transmittal therefor in the form of Exhibit E.
                                                              ---------

        3.4. Each Distributing Party shall provide First Level Support and Second Level Support for all Licensed Products installed or distributed by it. Each Distributing Party shall be deemed to have a non-exclusive license to use the Source Code and Technical Materials, in its possession on the Effective Date to provide such First Level Support and Second Level Support to its customers as of the Effective Date. Each Originating Party shall provide Third Level Support for its Licensed Products anywhere in the world. The parties shall use their best efforts to coordinate the provision of Third Level Support as described in the "Escalation Management Process Description" on Exhibit F, and as they have
                                                   ---------
done prior to the Effective

Date or otherwise agree. Each Originating Party will maintain a program to assist and support the Distributing Party in providing Maintenance for the Originating Party's Licensed Products in the geographic area where the Distributing Party has a license to such Licensed Products, including the provision of upgrades, patches, new versions, technical support and technical documentation. Each Originating Party shall ensure that such program is at least favorable to the Distributing Party as any other support program the Originating Party may provide to other distributors, OEMs, VARs or resellers for the applicable Licensed Programs.

        3.5. Each Originating Party shall provide to the Distributing Party under the terms of this Agreement "Year 2000 Compliant" versions of the SAG Products (in the case of SAG) or of the Construct Product (in the case of SAGA) or of the Licensed Products, as applicable, that have been or will be supported with Maintenance at any time during the period commencing January 1, 1999 and ending December 31, 2000. For the purpose of this Section 3.5, a "Year 2000 Compliant" product is capable of accurately processing, providing and receiving data from, into and between the twentieth and the twenty-first centuries, and will correctly create, store, process and output information related to or including dates on or after January 1, 2000, provided that the product in question is used in accordance with any applicable documentation and provided further that all other products, including hardware and software, used in combination with the product in question properly exchange date data with such product.

4.   Marketing of Licensed Products
     ------------------------------

        4.1. SAG hereby relinquishes and releases any claim it may have to any trademark or trade name, together with any related goodwill, associated with a SAGA Product that SAGA has announced or is marketing or advertising as of the Effective Date. SAGA hereby relinquishes and releases any claim it may have to any trademark or trade name, together with any related goodwill, associated with a SAG Product that SAG has announced or is marketing or advertising as of the Effective Date. Each party will execute such assignments and similar documents as may be necessary to transfer any trademark registration in a manner consistent with the foregoing.

        4.2. Each party, in its capacity as an Originating Party, grants the Distributing Party a license (co-extensive and co-terminous with such Distributing Party's license rights to the applicable Licensed Product) to use the Originating Party's trademarks and trade names associated with their applicable Licensed Products.

        4.3. SAG agrees and acknowledges that it will not use, create, acquire or at any time own within the Territory an Affiliate with, the name "Software AG Americas," "Software AG North America" or any other name confusingly similar to any name formerly used by SAGA or SAGSI. SAG will have the right to use the trademark "Software AG" within the Territory in a manner that avoids confusion with SAGA. In the event of any such confusion, the parties will cooperate in order to eliminate promptly that confusion.

        4.4. Unless the parties agree otherwise in writing, each party shall structure its agreements appointing Distributors and otherwise conduct its business so that (i) for each End User license for a Licensed Product granted by a Distributor, a license fee is paid by the End

User to the Distributor and an amount is paid by the Distributor to the party that has appointed the Distributor, (ii) license fees and other amounts payable are fairly allocated to Licensed Products and there is no other unfair discrimination between SAG Products and SAGA Products.

        4.5. Each party's use of trademarks specifically associated with specific Licensed Products of the other party (a "Product Mark"; for example, the "Construct" mark, in the case of SAGA, and the "Tamino", "Bolero", "Entire-X" marks, in the case of SAG), in connection with the respective Licensed Products shall be (i) consistent with the high quality image of the parties so as to enhance the respective Product Mark and the goodwill relating thereto, and
(ii) generally as used prior to the Effective Date or otherwise agreed. Each party shall identify a Product Mark as a trademark, including, but not limited to, through appropriate use of the symbols "(TM)" and "(R)" or other means appropriate under applicable law. Each party acknowledges the ownership and validity of the Product Marks of the other party and shall do nothing inconsistent with such validity and ownership. All uses of the Product Marks shall inure to the benefit of the owner of the respective Product Mark. Each party shall, and shall require its Distributors to, employ appropriate quality control standards and cooperate with the Originating Party's efforts to verify that it does so.

        4.6. Each party may from time to time develop advertising or other promotional materials relating to Licensed Products (collectively, "Advertising
                                                                    -----------
Materials"). If so, it shall provide the other party a copy in printed and
---------
electronic format of any Advertising Materials that it distributes. Each party hereby grants the other party a perpetual, irrevocable license under all of such party's copyrights to (i) reproduce, adapt, distribute, perform, display, transmit and otherwise use such Advertising Materials, and (ii) authorize others to do the same. A party distributing Advertising Materials in a particular jurisdiction shall be solely responsible for the contents of such materials and for compliance with requirements of local law in their distribution.


5.   User Documentation and Other End User Materials
     -----------------------------------------------

        5.1. Each Originating Party promptly shall provide the Distributing Party a copy in printed and electronic format of its standard user documentation or other materials for each Licensed Product.

        5.2. Each Originating Party shall make available for purchase by the Distributing Party additional copies of its standard user documentation or other materials for its Licensed Products as well as any available Advertising Materials and available software media and "PC-Kits." All such materials shall be provided F.O.B. place of shipment, at production cost, excluding freight, insurance, import duties, sales tax, VAT and other taxes, in accordance with price lists provided by each party to the other from time to time.


6.   Payments
     --------

        6.1. As consideration for the execution and delivery of this Agreement, each party hereby releases and covenants not to sue the other party for any breach of the Original Agreement that could be alleged by that party based upon facts or circumstances known to the party prior to the Effective Date.

        6.2.

           6.2.1. From the Effective Date through December 31, 2017, and thereafter unless the parties agree otherwise in writing, (i) SAGA shall pay SAG twenty-four percent (24%) of SAGA's "Net Revenues" (as defined below) from the distribution of SAG Products and the provision of Maintenance for SAG Products within the Territory, and (ii) SAG shall pay SAGA twenty-four percent (24%) of SAG's Net Revenues from the distribution of SAGA Products and the provision of Maintenance for SAGA Product outside the Territory.

For the purpose of this Section 6.2, "Net Revenues" shall be computed as follows:

    Net Revenues = Amounts Invoiced
            -  External Distribution Charges
            -  Third Party Obligations
            -  Japan Adjustment

    Where:

   "Amounts Invoiced" are the gross amounts invoiced by a party or one of its Distributors (and any additional amounts not invoiced but recognized as revenue in accordance with the relevant entity's revenue recognition policies) for the distribution of Licensed Products of the other party and the provision of Maintenance for such Licensed Products to End Users (less applicable interest income and all sales, use, VAT and other taxes), and other revenues, such as amounts recovered by a party for infringement of proprietary rights licensed to that party hereunder (less attorneys' fees and other expenses incurred to recover such amounts).

   "External Distribution Charges" are Distribution Charges for the distribution of Licensed Products of the other Party or the enrollment of End Users for Maintenance for such Licensed Products that are payable to or retained by a third party that is not an Affiliate of a party.

   "Third Party Obligations" are amounts due to a third party other than an Affiliate of a party pursuant to an agreement for the acquisition, or for the right to distribute the relevant Licensed Product. (The Originating Party shall notify the Distributing Party when there are Third Party Obligations for a Licensed Product, and the Distributing Party promptly shall remit such amounts to the Originating Party for disbursement to the third party.)

   "Japan Adjustment" equals 76% of the aggregate amounts owed or payable to a party with respect to the distribution of Adabas C on Unix, Windows/NT and VAX platforms, and the provision of Maintenance therefor, in Japan prior to October 1, 2006. This adjustment is only applicable to the computation of Net Revenues owed by SAGA to SAG.

          6.2.2. If SAGA facilitates an agreement with an OEM Partner for any SAG Product within the Territory, SAG will pay SAGA 24% of SAG's revenues from such agreement with respect to distribution of SAG Products and provision of Maintenance for SAG Products within the Territory. If SAG facilitates an agreement with an OEM Partner for the Construct Product outside the Territory, SAGA will pay SAG 24% of SAGA's revenues from such agreement with respect to distribution of the Construct Product and provision of Maintenance for the Construct Product outside the Territory. The provisions of this Section 6.2.2 are not intended to grant any rights to either party to enter into any OEM Partner arrangements within or outside of the Territory, nor are they intended to restrict any rights otherwise granted or retained by either party with respect to the SAG Products and SAGA Products, respectively, under Article 2 of this Agreement. This Section 6.2.2 merely provides for the allocation of revenue between SAG and SAGA with respect to an agreement with an OEM Partner that may be entered into, consistent with the respective rights and obligations of the parties under Article 2.

          6.2.3. If during any year SAGA grants a higher discount for any Additional SAG Products, Future SAG DBMS or Software Development Tools, the Bolero Product or the Tamino Product than the average discount for the Core SAG Products during that year, then SAGA shall pay to SAG royalties for the Additional SAG Product, Future SAG DBMS or Software Development Tool, the Bolero Product or the Tamino Product, calculated on the basis of the average discount granted for the Core SAG Products in such year.

       6.3. Each Distributing Party shall report to the Originating Party all its relevant Amounts Invoiced, External Distribution Charges and Third Party Obligations in detail within sixty (60) days after the end of the month in which they occur, which report shall be substantially in the form that SAGA has provided to SAG prior to the Effective Date. Within sixty days following the end of each year, SAGA will furnish SAG with a report showing the average discounts granted by SAGA for the Core SAG Products, Additional SAG Products, Future SAG DBMS or Software Development Tools, the Bolero Product and the Tamino Product during that year. Based upon each such report, the Originating Party may invoice the Distributing Party for the applicable payment under Section 6.2.

       6.4. From time to time, a Distributing Party may fail to collect from an End User or Distributor amounts for which payments have been made under
Section 6.2, including, but not limited to, as a result of product problems, warranty claims, bad debt or the cancellation or termination of an End User Agreement (it being understood that amounts collected from an End User or Distributor and then credited back to the End User or Distributor, such as when an End User "trades in" a Licensed Product to obtain a different Licensed Product, are not amounts that the Distributing Party has failed to collect from the End User or Distributor). If such failure continues for one hundred and twenty (120) days after such amounts accrue as Amounts Invoiced, the amounts payable under this Agreement shall be adjusted to reflect such failure, and the Distributing Party shall receive an appropriate credit for any Amounts Invoiced with respect to which payment has not been received by the Distributing Party. If the Distributing Party thereafter receives a payment for which it has received such a credit, such payment shall be treated as Amounts Invoiced in the month in which payment is received.

       6.5. For the calendar years 1999 through and including 2005, SAGA shall pay to SAG a minimum annual aggregate payment under this Agreement as specified below:



For each calendar year indicated below:         The minimum royalty amount is:
---------------------------------------------------------------------------------
1999                                            $      21,000,000
---------------------------------------------------------------------------------
2000                                            $      23,000,000
---------------------------------------------------------------------------------
2001                                            $      23,000,000
---------------------------------------------------------------------------------
2002                                            $      23,000,000
---------------------------------------------------------------------------------
2003                                            $      21,000,000
---------------------------------------------------------------------------------
2004                                            $      20,000,000
---------------------------------------------------------------------------------
2005                                            $      17,000,000
---------------------------------------------------------------------------------

provided that if SAG's Worldwide Revenues in any calendar year during the Exclusivity Period are less than SAG's published 1998 Worldwide Revenues, then such minimum annual aggregate payment shall be reduced proportionately for that year and each subsequent year through the end of the Exclusivity Period. For purposes of this Section 6.5, "Worldwide Revenues" for any year shall consist of revenues derived during such year by SAG from the distribution of SAG Products and Maintenance for SAG Products and shall be determined on a basis consistent with past practice, except that such revenues shall be calculated based on the currency exchange rates utilized to determine SAG's published 1998 Worldwide Revenues. Should the amounts payable to SAG under Section 6.2 for any year be less than the minimum annual aggregate payment under this Section 6.5 for such year, SAG may invoice SAGA for the difference when SAG invoices SAGA for the payment under Section 6.2 for December of such year.

       6.6. All payments due to either party under this Agreement shall be due thirty (30) days after the date of the applicable invoice, or if such due date is a Saturday, Sunday or legal holiday observed by either party, the first business day thereafter.

       6.7. If any payment due hereunder is received after the date when due, such payment will accrue interest at a rate equal to the currency-related FIBOR rate available on the due date, plus three percent (3%).

7.  Records, Reports and Audits
    ---------------------------

       7.1. Each party shall prepare and maintain complete and accurate books and records documenting its distribution of Licensed Products and provision of Maintenance pursuant to this Agreement and its receipt of all fees and other revenues related thereto. Each party shall maintain such books and records for a minimum of three (3) years from the date of distribution of Licensed Products or provision of Maintenance therefor, respectively.

       7.2. During the term of this Agreement and for one (1) year thereafter, each party shall have the right, one time during each calendar year, at its expense and upon reasonable notice, to examine or have examined by its authorized representative, the other party's books and records relating to the immediately preceding calendar year in order to determine or verify performance under this Agreement, the amounts due hereunder and the accuracy of any reports furnished hereunder.

8.  Warranties and Limitation of Liability
    --------------------------------------

       8.1. Each party represents and warrants that it has the right to enter into this Agreement and to grant the other party the rights granted herein.

       8.2. Each party, in its capacity as an Originating Party, represents and warrants that its Licensed Products will conform with the related Licensed Product documentation it provides. An Originating Party's sole obligation with respect to any Licensed Product or documentation errors will be to use its best efforts to correct, at its expense, any error about which it receives written notice. The warranty and obligations of this Section 8.2 are contingent upon proper use of a Licensed Product and shall not apply to the extent that any failure is caused by (i) modification of a Licensed Product by the other party or by any third party without prior written approval or (ii) use of a Licensed Product in a hardware or software environment other than the environment in which the Licensed Product is intended to be used, as described in the Licensed Product's documentation at the time of such use.

        8.3. Each Originating Party represents and warrants that its Licensed Products do not contain any virus, Trojan horse, worm, or other software designed to permit unauthorized access to, or improperly to modify, delete, damage, deactivate or disable, any software, hardware, or data.

        8.4. THE FOREGOING EXPRESS WARRANTIES ARE IN LIEU OF ANY AND ALL OTHER WARRANTIES. EACH ORIGINATING PARTY, WITH RESPECT TO ITS LICENSED PRODUCTS, DISCLAIMS ANY AND ALL OTHER REPRESENTATIONS OR WARRANTIES OF ANY KIND, EITHER EXPRESS OR IMPLIED, INCLUDING, BUT NOT LIMITED TO, ANY IMPLIED WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

        8.5. No party hereto shall be liable in any event for any damages incurred by the other party or by any other person or entity as a result of any misuse of any of the Licensed Products, even if such first party had been advised of the possibility of such damages. The parties shall not be liable for any consequential, special, or incidental damages, lost profits, or for any claim or demand against them by any other person or entity, except as provided in Article 9 with respect to claims for indemnification thereunder.

9.  Indemnities
    -----------

       9.1. Subject to Section 9.4, the Originating Party shall defend, indemnify and hold harmless the Distributing Party, its Affiliates and their respective employees, agents, independent contractors, Distributors and End Users from and against any claims, losses, damages, liabilities and costs, including, but not limited to, reasonable attorneys' fees ("Claims") relating to or resulting from infringement
                             ------
of any third party's patent, copyright or other proprietary rights by the Originating Party's Products or the distribution or use thereof, except to the extent that a Claim is based on modification of a Licensed Product without authorization of the Originating Party. In the event an infringement is found, the Originating Party shall use its best efforts promptly to obtain a license for the continued distribution and use of the affected Licensed Products, replace the affected Licensed Products with substantially equivalent noninfringing Licensed Products or modify the affected Licensed Products so that they are noninfringing.

       9.2. Subject to Section 9.4, the Distributing Party shall defend, indemnify and hold harmless the Originating Party, its Affiliates and their respective employees and agents from and against any Claims relating to or resulting from modification of the Originating Party's Product by the Distributing Party.

       9.3. Subject to Section 9.4, each party shall defend, indemnify and hold harmless the other party, its Affiliates and their respective employees and agents from and against any Claims relating to or resulting from (i) the indemnitor's breach of this Agreement or an End User Agreement or (ii) the negligence of the indemnitor, its Affiliates and their respective employees and agents, including, but not limited to, Claims relating to or resulting from inadequate installation of Licensed Products and inadequate Maintenance.

       9.4. Each of the foregoing indemnities is subject to the following conditions:

          9.4.1. An indemnified person or entity promptly shall notify the indemnifying party in writing of any Claim (provided that the failure of an indemnified person or entity to provide prompt notice shall not relieve the indemnifying party of its obligations under this Article 9, except to the extent that the indemnifying party is actually prejudiced by such failure);

          9.4.2. The indemnifying party shall have the right, if it so chooses, to control and direct, at its expense and through counsel of its choosing, the investigation and defense of any third party Claim, but may compromise or settle the same only with the consent of the indemnified person or entity, which consent shall not be unreasonably withheld. The indemnified person or entity shall cooperate fully with the indemnifying party in the defense of any such Claim.

       9.5. Upon receipt of a notice of a Claim for indemnification, the indemnifying party shall promptly pay to the indemnified person or entity the amount of such Claim in accordance with and subject to the provisions of this
Article 9, provided, however, that no such payment shall be due during any period in which the indemnifying party is contesting in good faith either its obligation to make such indemnification or the amount of the Claim that is payable.

10.  Confidentiality
     ---------------

       10.1.      For the purpose of this Article 10, the term "Confidential
                                                               ------------
Information" means any information used in or relating to the business of one
-----------
party or its Affiliates (collectively, the "Disclosing Party"), including, but
                                            ----------------
not limited to, the Disclosing Party's product plans, Technical Materials and financial and customer information, that the Disclosing Party maintains in confidence, and all tangible embodiments of such information, that is received by the other party or its Affiliates (the "Receiving Party"), or to which the
                                           ---------------
Receiving Party has access, in any form; provided that "Confidential
                                                        ------------
Information" does not include any information that the Receiving Party can
-----------
demonstrate (i) is or becomes publicly known through no fault of the Receiving Party; (ii) is developed independently by the Receiving Party; or (iii) is rightfully obtained by the Receiving Party from a third party not obligated to preserve its confidentiality who did not receive the material or information directly or indirectly from the Disclosing Party.

       10.2. A Receiving Party shall not use the Disclosing Party's Confidential Information for any purpose other than in accordance with this Agreement and shall not disclose Confidential Information to any person or entity other than its employees and agents, and its independent contractors and Distributors, which persons and entities have a need to know such Confidential Information and each of which is subject to a nondisclosure obligation comparable in scope to this Article 10.

       10.3. Notwithstanding Section 10.2, a Receiving Party may disclose Confidential Information to the extent required by a court or other governmental authority, provided that (i) the Receiving Party gives the Disclosing Party reasonable notice of the disclosure, (ii) the Receiving Party uses reasonable efforts to resist disclosing the Confidential Information, and (iii) upon request of the Disclosing Party, the Receiving Party cooperates with the Disclosing Party to obtain a protective order or otherwise limit the disclosure.

       10.4.      The parties acknowledge that either party's breach of Section
10.2 would cause the other party irreparable injury for which it would not have an adequate remedy at law. In the event of a breach, the non-breaching party shall be entitled to injunctive relief in addition to any other remedies it may have at law or in equity, without having to prove any actual damages sustained.

11. Certain Additional Matters
    --------------------------

        11.1. Except as prohibited by this Agreement, this Agreement is not intended to restrict either party's right to engage in any business activity, pursue investments in or acquisitions of companies, in whole or in part, in any territory in the world.

        11.2. During the term of this Agreement, before either party, in its capacity as an Originating Party, or its Affiliates may assign, grant any exclusive license with respect to, or otherwise transfer (each such act a "Transfer"), proprietary rights with respect to one of its Licensed Products,
 --------
within the geographic area in which the Distributing Party has a license to such Licensed Products, the Distributing Party shall be offered the following rights with respect to such Licensed Product:

          11.2.1. The Originating Party shall first deliver a written notice to the Distributing Party stating (i) that the Originating Party desires to make a Transfer of such proprietary rights, (ii) the nature of the proposed Transfer and (iii) the price and other material terms of the proposed Transfer. Such notice shall be accompanied by a certificate of the Originating Party certifying that it has received from a third party a bona fide offer to acquire such proprietary rights at such price and on such terms as are set forth in the notice and shall identify such third party.

          11.2.2. Within thirty (30) days after receipt of a notice as described in Paragraph 11.2.1, the Distributing Party may elect, by delivering to the Originating Party a written notice of its election, to acquire the proprietary rights with respect to the Licensed Product on the same terms and conditions specified in such notice. In the event that the Distribution Party does so, the parties shall consummate the Transfer within ninety (90) days after the date that the other party receives the notice described in Paragraph 11.2.1.

          11.2.3. To the extent the Distributing Party does not exercise its rights under Paragraph 11.2.2 within the time period specified therein, the Originating Party may Transfer such proprietary rights to the third party specified in the notice described in Paragraph 11.2.1 at such price and on such terms as are set forth in such notice, provided that (i) such Transfer is consummated within one hundred twenty (120) days of the date of delivery of such notice and (ii) prior to the Transfer, such third party agrees in writing, in a form satisfactory to the Distributing Party and as a condition of the Transfer, that such third party shall assume all of the obligations of the Originating Party under this Agreement relevant to the proprietary rights transferred and the Licensed Products embodying such proprietary rights, and that such proprietary rights shall be subject to the rights of the Distributing Party under this Agreement.

        11.3. Unless the parties agree otherwise in writing, if any of SAG, SAGA or SAGSI is subject to a Change of Control, the parties shall cooperate to identify and document all of the then existing Licensed Products of SAG (in the case of a Change of Control of SAG) or of SAGA (in the case of Change of Control of either SAGA or SAGSI)as of the date of the Change of Control, including Licensed Products at all stages of development, whether or not announced to the public as available for distribution. Unless the parties agree otherwise in writing, the party that is the subject of the Change of Control shall not consummate the Change of Control or permit the Change of Control to be consummated unless the successor of such party following the Change of Control has agreed in writing (i) to be bound by all of the terms of this Agreement relevant to such existing Licensed Products to the same extent as the party that is the subject of the Change of Control, (ii) that all of the terms of this Agreement relevant to such existing Licensed Products shall apply to future Licensed Products of such successor derived in any material respect from such Licensed Products, and (iii) that SAG, in the case of a Change of Control of SAGA or SAGSI, and SAGA and SAGSI, in the case of a Change of Control of SAG, are intended third party beneficiaries of such agreements required by clauses
(i) and (ii).


        11.4. If SAGA or SAGSI is subject to a Change of Control, SAG will have the right to sell any or all of its shares held in SAGSI to the person who caused the Change of

Control (the "Successor") at a price equal to the highest price at which Successor purchased SAGSI shares in the transaction resulting in the Change of Control.

       11.5. In addition to the parties' rights and obligations under Sections 11.2 and 12.2, during the term of this Agreement, before SAG decides to stop further enhancement or support of Adabas C for the Unix, Windows/NT or VAX platforms, SAG shall notify SAGA in writing of the extent to which SAG is considering doing so. Within thirty (30) days after receipt of such a notice (the "Election Period"), SAGA may elect, by delivering to SAG a written notice of its election, to continue such enhancement and support to the extent that SAG is considering stopping it. If SAGA makes such an election, then the parties promptly shall negotiate in good faith an arrangement whereby (i) the Licensed Products for which SAG is considering stopping further enhancement or support shall become SAGA Products for all purposes under this Agreement at no charge to SAGA, and (ii) after the parties' agreement to such an arrangement, SAGA shall bear the costs of ongoing enhancement and Third Level Support of such Licensed Products. The parties shall structure such an arrangement so that it does not constitute "SAG decid[ing] to stop further enhancement and support" of such Licensed Products within the meaning of paragraph 4 of the letter dated October 2, 1996 from Peter Schnell to Yoshioki Ishii. SAG shall not decide to stop further enhancement or support of Adabas C for the Unix, Windows/NT or VAX platforms unless such Election Period has expired without such an election by SAGA.

       11.6. For a period of two (2) years following the Effective Date, neither party nor any of its Affiliates, subcontractors, agents or sublicensees shall, directly or indirectly, solicit, hire or induce the termination from employment with the other party of any person who was employed by the other party or any Affiliate of such party or induce such person to accept employment other than with the other party or an Affiliate of such party, except for the employees designated as "Designated Employees" as provided in the Administrative Services Agreement between SAG and SAGA, as identified on Schedule 2.
                                                          ----------
12. Term, Termination and Remedies
    ------------------------------

       12.1. This Agreement shall be perpetual from the Effective Date unless terminated by the written agreement of the parties. Notwithstanding either party's breach of this Agreement, this Agreement shall not be terminable other than by the written agreement of the parties. In the event of a breach, the non-breaching party shall be entitled to money damages, specific performance or other remedies available at law or in equity, but not to termination or rescission of this Agreement.

       12.2.      In the event that either party (the "Non-performing Party")
                                                       --------------------
(i) fails materially to fulfill itsobligation under Section 3.4 to provide Third LevelSupport for its LicensedProducts to End Users of either party, and fails to remedy that breach within thirty (30) days after receiving written notice of such breach from the other party or (ii) becomes insolvent or enters into bankruptcy, liquidation, dissolution or proceedings of a similar nature, then the other party (the "Performing Party") may elect in writing to assume
                      ----------------
responsibility for providing Third Level Support to all or any of its End Users of all or any of the Non-performing Party's Licensed Products. To the extent that the Performing Party makes such an election, it thereafter shall be excused from making any payment under Section 6.2 for the provision of Maintenance for those Licensed Products to those End Users and for any additional distributions of those Licensed Products and provision of Maintenance therefor; the Non-performing Party thereafter shall be excused from any obligations hereunder that are expressly assumed by the Performing Party. Notwithstanding any assumption by the Performing Party of any responsibilities hereunder, the Non-performing Party shall remain liable for any breach by it of this Agreement. In the event that the Performing Party elects to assume responsibility for providing Third Level Support with respect to any Licensed Product of the Non-performing Party, the licenses granted by the Non-performing Party to the Performing Party under Article 2 and Section 3.2 shall automatically be expanded to include a perpetual, irrevocable (except by written agreement of the parties), exclusive (except as provided in Article 2) license to adapt such Licensed Product in Source Code form, including, but not limited to, by developing modifications and enhancements to such Licensed Product.

13. Notices
    -------

    All notices or other communications which are required or permitted hereunder shall be in writing and sufficient if delivered personally, by facsimile or sent by overnight express or by registered or certified mail, postage prepaid, addressed as follows:

                    If to SAG:

                    Software AG
                    Uhlandstrasse 12, D-64297
                    Darmstadt, Germany
                    Attention:  President and CEO
                    Facsimile:  49-6151-921868

                    with a copy to:

                    Software AG
                    Uhlandstrasse 12, D-64297
                    Darmstadt, Germany
                    Attention:  General Counsel
                    Facsimile:  49-6151-921600

                    If to SAGA:

                    SAGA SOFTWARE, Inc.
                    11190 Sunrise Valley Drive
                    Reston, VA  20191
                    Attention:  President and CEO
                    Facsimile:  703-391-6504

                    with a copy to:

                    SAGA SOFTWARE, Inc.
                    11190 Sunrise Valley Drive
                    Reston, VA  20191
                    Attention:  General Counsel
                    Facsimile:  703-391-6980

All such deliveries shall be deemed effective when received by the person entitled to such receipt or when delivery has been attempted but refused by such person. Any party may change the person or address to which such deliveries shall be made with respect to such party by delivering notice thereof to the other party hereto in accordance with this Article 13.

14. Miscellaneous
    -------------

       14.1. This Agreement is confidential, and neither party shall disclose it without the prior written consent of the other party to any third party, other than its attorneys, consultants, accountants, auditors and others to whom a party has a bona fide business reason for disclosing the Agreement; provided that each party may disclose this Agreement as may be required by law or to enforce the provisions hereof.

       14.2. To the extent that either party has copyright or other proprietary rights with respect to a Product identified in Exhibit B or C as being a Product of the other party, such first party hereby irrevocably assigns to such other party its entire right, title and interest in and to such proprietary rights.

       14.3. Each party shall take such actions, and sign such documents, as reasonably may be requested by the other party to obtain, confirm, maintain or enforce the rights granted in this Agreement.

       14.4. A party receiving an exclusive license hereunder shall have the exclusive right to enforce any proprietary rights so licensed, either within the Territory (in the case of SAGA) or outside the Territory (in the case of SAG). If reasonably required to do so, the licensee may join the licensor as a plaintiff.

       14.5. The parties shall use the English language in exchanging all documents and other information exchanged between them.

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

       14.6. The provisions of this Agreement are severable, and the unenforceability of any provision of this Agreement shall not affect the enforceability of the remainder of this Agreement. The parties acknowledge that it is their intention that if any provision of this Agreement is determined by a court to be invalid, illegal or unenforceable as drafted, that provision should be construed in a manner designed to effectuate the purpose of that provision to the greatest extent possible under applicable law.

       14.7. The rights and remedies provided in this Agreement are, to the extent permitted by law, cumulative and not exclusive of any other right or remedy now or hereafter available at law or in equity. Neither asserting a right nor employing a remedy shall preclude the concurrent assertion of any other right or employment of any other remedy, nor shall the failure to assert, or the delay in asserting, any right or remedy constitute a waiver of that right or remedy.

       14.8. The rights of the parties under this Agreement are unique, and the failure of a party to perform its obligations hereunder would irreparably harm the other party. Accordingly, the parties shall, in addition to such other remedies as may be available at law or in equity, have the right to enforce their rights hereunder by actions for specific performance to the extent permitted by law.

       14.9. Except as specifically provided in this Agreement, no party may assign any of its rights or delegate its obligations hereunder without the written consent of the other party; provided that (1) a party may assign all of its rights and delegate all of its obligations under this Agreement to an Affiliate of that party without the consent of the other party, but such assignment will not relieve the assigning party of any of its financial obligations hereunder (and, in the case of an assignment by SAGA to an Affiliate, SAGSI will guarantee the financial obligations of the assignor hereunder) and (2) in the event of a Change of Control of a party, such party may assign all of its rights and delegate all of its obligations under this Agreement to the successor of such party following the Change of Control, if such successor agrees in a writing in which the other party is expressly identified as an intended third party beneficiary to assume all of the obligations of such party under this Agreement. Any purported assignment or delegation in violation of this Section 14.9 shall be void. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors, permitted assigns and legal representatives.

       14.10. This Agreement may be modified or amended only by written agreement of the parties.

       14.11. The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the Commonwealth of Virginia applicable to agreements made and entirely to be performed within such jurisdiction. The party bringing any action under this Agreement shall only be entitled to choose the federal or state courts in the Commonwealth of Virginia as the venue for such action, and each party consents to the jurisdiction of the court chosen in such manner for such action.

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

       14.12. This Agreement may be executed in any number of counterparts, and each such counterpart shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement.

       14.13. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all previous agreements, written or oral, with respect to the subject matter hereof.

       14.14. Each party will consult with the other party concerning their respective initial press releases concerning the execution and contents of this Agreement, and the parties will use good faith efforts to reach agreement concerning such press releases.

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

    IN WITNESS WHEREOF, the parties hereto, intending to be legally bound hereby, have caused this Agreement to be executed as of the day and year first above written.


               Software AG


               By:  /s/ Dr. Erwin Koenigs
               ---------------------------------------
               Dr. Erwin Koenigs
               Chairman of the Board

                    and


               By:  /s/ Volker Dawedeit
               ---------------------------------------
               Volker Dawedeit
               Board Member


               SAGA SOFTWARE, Inc.


               By:  /s/ Daniel Gillis
               ----------------------------------------
               Daniel Gillis
               President and Chief
               Executive Officer

               SAGA SYSTEMS, Inc.

               By:  /s/ Daniel Gillis
               ----------------------------------------
               Daniel Gillis
               President and Chief
               Executive Officer

               [SAGA SYSTEMS, Inc. is made a party to this Agreement solely for purposes of Sections 11.3, 11.4 and 14.9 hereof.]

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